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                                                                    EXHIBIT 23.6


March 23, 1996


To the Board of Directors and Stockholders of Glenayre Technologies, Inc.
Charlotte, North Carolina

We are aware of the incorporation by reference in the Post-Effective Amendment to the Registration Statement (Form S-8, No. 33-88818) of Glenayre Technologies, Inc. for the registration of shares under the Western Multiplex Corporation 1981, 1991, 1992, and 1993 Incentive Stock Option Plans of our reports dated July 21, 1995 and October 19, 1995 relating to the unaudited consolidated interim financial statements of Glenayre Technologies, Inc. that are included in its Forms 10-Q for the quarters ended June 30, 1995 and September 30, 1995.

Pursuant to Rule 436(c) of the Securities Act of 1933 our reports are not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

                                            Very truly yours,



                                            Ernst & Young LLP